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                                                                   EXHIBIT 10.21


                             [BANK ONE LETTERHEAD]





                                  May 29, 1996


Mr. Miles Bender
President
National Energy Group, Inc.
4925 Greenville Avenue, Suite 1400
Dallas, Texas 75206

    Re: Commitment for proposed reducing revolving and term loan facilities for National Energy Group, Inc.

Dear Miles:

    This is to confirm the commitment of BANK ONE, TEXAS, N.A. ("Bank One") for itself and as "Administrative Agent" for CREDIT LYONNAIS NEW YORK BRANCH (the "Syndication Agent") (Bank One and Credit Lyonnais, New York Branch are hereinafter collectively called the "Banks") to make a reducing revolving loan and a term loan to NATIONAL ENERGY GROUP, INC. ("Borrower"). The commitment of the Banks is subject to the following terms and conditions:

1.  Borrower:                       National Energy Group, Inc.

2.  Guarantors:                     All Subsidiaries of Borrower

3.  Type of Facility:

    (a)  Facility A:                Reducing Revolving Line of Credit
                                    ("Reducing Revolver")

         (i)    Maximum Amount:     $100,000,000. Provided, however, that the
                                    initial Borrowing Base shall be $60,000,000

                                    which shall be available upon the closing of the acquisition by Borrower of the stock of Alexander Energy Corp. ("Alexander").

         (ii)   Commitment:         The Commitment shall be the lesser of (a)
                                    $100,000,000, or (b) the Borrowing Base.
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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 2



         (iii)  Commitment          The Borrowing Base shall be reduced monthly
                Reduction           on the first day of each month beginning
                                    on the first day of the first day of the month after the closing of the acquisition of the Alexander stock, by an amount determined by the Banks on each Borrowing
                                    Base determination date.  From October 1,
                                    1996 until the next Borrowing Base
                                    redetermination scheduled for December 1,
                                    1996, the monthly reduction shall be
                                    $1,000,000 per month.

         (iv)   Purpose:            To provide funds (i) to refinance existing
                                    debt of Borrower and Alexander, and (ii) for general corporate purposes.

         (v)    Maturity Date:      Four (4) years from the date of Closing.

         (vi)   Repayment:          Interest is payable on the earlier of (i)
                                    the last day of each Eurodollar option
                                    period or (ii) the last day of each month.
                                    Any unpaid principal and interest will be due at maturity. If at any time the total outstanding as of the first day of any month is in excess of the Borrowing Base as reduced by the Monthly Commitment
                                    Reduction, then Borrower shall immediately make a principal payment equal to such excess. Reborrowings will be permitted to the extent that there is unused availability. The Borrower may at any time prepay, in whole or in part, the outstanding balance of the facility.

         (vii)  Interest:           Until the Term Loan (as described
                                    hereinbelow) is repaid in full, interest shall be payable at the Base Rate.
                                    Thereafter, interest shall be payable under the Base Rate on Eurodollar options. A limit of three (3) Base Rate and/or
                                    Eurodollar options will be allowed at any time.
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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 3



                                    a.  Base Rate Option

                                        Base Rate shall be the Bank One Base
                                        Rate, adjusted automatically with any
                                        changes in such Base Rate announced by
                                        Bank One from time to time.  Interest
                                        will be paid monthly on the basis of
                                        actual day elapsed in a 365-366 days
                                        year.

                                        The fluctuating rate to be charged
                                        under the Base Rate Option shall be
                                        calculated based upon the loan balance
                                        as follows:

                                        (1)  If the outstanding loan balance is
                                             greater than 75% of the Borrowing
                                             Base:

                                             Base Rate + .25%

                                        (2)  If the outstanding loan balance is
                                             less than 75% of the Borrowing
                                             Base:

                                             Base Rate + 0%

                                    b.  Eurodollar Option

                                        The Eurodollar Rate shall be the rate
                                        of interest per annum at which deposits
                                        in immediately available and freely
                                        transferable funds in U.S. Dollars are
                                        offered to Bank One in the London
                                        interbank market for delivery on the
                                        first day of a 1,2 or 3 month period.
                                        The Eurodollar options will be
                                        available for 1,2 or 3 months periods.

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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 4



                                        The fluctuating rate to be charged
                                        under the Eurodollar Option shall be
                                        calculated based upon the loan balance
                                        as follows:

                                        (1)  If the outstanding loan balance
                                             is greater than 75% of the
                                             Borrowing Base:

                                             Eurodollar Rate + 2.25%

                                        (2)  If the outstanding loan balance
                                             is greater than 50%, but less
                                             than or equal to 75% of the
                                             Borrowing Base:

                                             Eurodollar Rate + 2.00%

                                        (3)  If the outstanding loan balance
                                             is less than or equal to 50%
                                             of the Borrowing Base:

                                             Eurodollar Rate + 1.75%

         (viii) Borrowing Base:     On the basis of reports furnished to the
                                    Banks at the expense of Borrower, including but not limited to, semi-annual engineering reports, and such other or additional information as the Banks may request, the Banks shall determine a Borrowing Base and Monthly Commitment Reduction at least semi-annually on April 1 and October 1 of each year, or at such other or additional times as the Banks in their discretion may elect. Such determinations shall be made by the Banks in accordance with their customary credit and engineering practices and standards for similar oil and gas production loans applicable at the time such determination is made. If the Banks cannot agree on the Borrowing Base and the Monthly Commitment Reduction, the Borrowing

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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 5



                                    Base shall be set at the lowest Borrowing
                                    Base proposed by any Banks and the Monthly
                                    Commitment Reduction shall be set at the highest Monthly Commitment Reduction proposed by any Bank.

                                    If the Banks determine that a Borrowing
                                    Base deficiency exists, Borrowers will
                                    within thirty (30) days after notice either
                                    (i) pledge additional collateral
                                    satisfactory to the Banks, or (ii)
                                    immediately prepay the outstanding
                                    principal balance by an amount equal to the Borrowing Base deficiency.

         (ix)   Principal:          Principal is payable at maturity.

    (b)  Facility B:                Term Loan (the "Term Loan")

         (i)    Maximum Amount:     $5,000,000.

         (ii)   Purpose:            To provide funds to bridge the issuance of
                                    a debt and/or equity offering.

         (iii)  Maturity Date:      Six (6) months from the date of closing.

         (iv)   Repayment:          Interest is payable monthly with any unpaid
                                    principal and interest due at maturity.

         (v)    Interest:           Interest on the Term Loan shall be payable
                                    at the Bank One Base Rate plus 2%, adjusted automatically to any changes in such Base
                                    Rate announced by Bank One from time to
                                    time. Interest to be payable monthly on the basis of actual days elapsed in a 365-366 day year.

         (vi)   Principal:          Principal is payable at maturity.
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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 6



4.  Fees Payable to Banks:

    (a)  Unused Commitment          Borrower shall pay a commitment fee on a
         Fee                        the Reducing Revolver equal to 3/8 of 1%
                                    per annum payable quarterly in arrears
                                    based upon the unused portion of the
                                    Borrowing Base.

    (b)  Facility Fees:             Borrower shall pay to Banks a facility fee
                                    equal to: (i) 3/4% of the initial Borrowing
                                    Base on the Reducing Revolver and (ii) 2% on the $5,000,000 Term Loan. $100,000 of
                                    the combined facility fees will be due upon the execution of this Commitment Letter by the Borrower and the remaining fees shall be due at closing. The said $100,000 portion of the facility fee shall be shared pro rata among the Banks. In the event that the Borrower should elect to close the Alexander transaction described herein with any financial institution or institutions other than the Banks, all facility fees described in this Section 4(b) shall be immediately due and payable to the Banks upon receipt by the Banks of notice of such election by Borrower.

5.  Commitment of Banks:            Each of the Banks shall commit to fund up
                                    to 50% of Facility A and Facility B.

6.  Collateral:                     To secure both the Reducing Revolver and
                                    the Term Loan, Borrower shall grant to
                                    Banks perfected first and prior mortgages, deeds of trust, security agreements, assignments of production and financing statements on a minimum of 90% of the present worth of Borrower's and Alexander's oil and gas properties, whether currently owned or hereafter acquired, and a negative pledge on all other oil

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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 7



                                    and gas properties. In addition, Borrower and Alexander shall grant to the Banks a lien on all of their assets, including, without limitation, Alexander's limited partnership interests.

7.  Covenants:                      In addition to the usual and customary
                                    affirmative and negative covenants for
                                    transactions of this nature, the Banks will require the following:

                                    a.  Quarterly unaudited consolidated
                                        financial statements prepared in
                                        accordance with generally accepted
                                        accounting principles within 45 days of
                                        the end of each fiscal quarter.

                                    b.  Annual audited consolidated financial
                                        statements prepared in accordance with
                                        generally accepted accounting
                                        principles by an accounting firm
                                        acceptable to the Banks within 90 days
                                        of the end of each fiscal year.

                                    c.  Copies of all filings with the
                                        Securities and Exchange Commission
                                        within 5 days of filing.

                                    d.  Contemporaneously with the delivery of

                                        the annual and quarterly financial
                                        statements required above, deliver a
                                        compliance certificate in form and
                                        substance satisfactory to Banks showing
                                        compliance with all financial and
                                        material non-financial covenants.

                                    e.  Semi-annual engineering reports and
                                        information prepared by Borrower
                                        covering oil and gas properties
                                        beginning

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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 8



                                        on November 1, 1996 and each March 1
                                        and September 1 thereafter.

                                    f.  Contemporaneously with the delivery of
                                        the semi-annual engineering reports
                                        required pursuant to Section 6e. above,
                                        a budget setting forth all anticipated
                                        material sources and uses of funds for
                                        the next twelve (12) months thereafter.

                                    g.  A ratio of current assets to current
                                        liabilities of at least 1.0 to 1.0, as
                                        of the end of each fiscal quarter,
                                        calculated in accordance with generally
                                        accepted accounting principles
                                        excluding from the definition of
                                        current liabilities current maturities
                                        of the reducing revolver facility and
                                        the Term Loan.

                                    h.  Debt Service Coverage Ratio calculated
                                        in accordance with generally accepted
                                        accounting principles of at least 1.10
                                        to 1.0 determined quarterly. The Debt
                                        Service Coverage Ratio shall be defined
                                        as the ratio of (i) net income (Loss)
                                        plus non-cash charges (such as
                                        depreciation, depletion and
                                        amortization) excluding gain and losses
                                        arising from the sale of capital assets
                                        for the most recent fiscal quarter to
                                        (ii) the Monthly Commitment Reduction
                                        required for such quarter plusany
                                        preferred stock dividends paid in cash
                                        during such quarter.

                                    i.  Borrower shall maintain a Minimum
                                        Tangible Net Worth of $49,000,000.
                                        This covenant shall be adjusted subject
                                        to final

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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 9



                                        accounting of the merger with
                                        Alexander.

                                    j.  Prohibition against any other
                                        indebtedness or quasi-equity issues
                                        such as preferred stock, including
                                        letters of credit, other than
                                        indebtedness permitted by the Banks.

                                    k.  Prohibitions against guarantees other
                                        than as permitted by the Banks.

                                    l.  Prohibitions against creating liens on
                                        any assets other than those in favor of
                                        the Banks and those permitted by the
                                        Banks.

                                    m.  Prohibition against dividends,
                                        distributions, loans or advances to
                                        third parties, except that cash
                                        dividends on preferred stock will be
                                        allowed only after the $5,000,000 Term
                                        Loan is repaid in full, principal and
                                        interest and if no event of default
                                        exists or would exist as a result of
                                        the payment thereof.

                                    n.  Prohibition against mergers and
                                        consolidations, except mergers or
                                        consolidations where the Borrower is
                                        the surviving entity and the Banks'
                                        approval is obtained in advance.

                                    o.  Prohibition against the sale, lease or
                                        transfer of all or any material part of
                                        the assets of Borrower except for
                                        sales, leases and transfers made in the
                                        ordinary course of Borrower's business
                                        which do not exceed $250,000 in the
                                        aggregate in any year.

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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 10



                                    p.  Prohibition against all non-oil and
                                        gas investments.

                                    q.  No material change of management of
                                        Borrower.

                                    r.  Borrower shall give the Banks
                                        immediate notice of any material
                                        litigation, event of default or
                                        material adverse change in the business
                                        of the Borrower.

                                    s.  Borrower shall maintain adequate
                                        insurance with respect to its business
                                        and assets.

                                    t.  Borrower shall comply with all laws and
                                        regulations, including environmental
                                        laws and regulations.

                                    u.  Borrower shall allow the Banks
                                        reasonable access to inspect its books
                                        and records.

                                    v.  Prohibition against hedging, forward
                                        sales or swaps of crude oil, natural
                                        gas or other commodities except
                                        hedging, forward sales or swap
                                        arrangements either required by the
                                        Banks or otherwise on terms acceptable
                                        to Banks.

8.  Credit Agreement:               The Reducing Revolver and the Term Loan
                                    will be governed by a comprehensive credit agreement.

9.  Conditions Precedent:           The closing and funding under the Reducing
                                    Revolver and the Term Loan shall be subject to normal and customary conditions precedent including, but not limited to, the following:
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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 11



                                    a.  Ordinary and customary certificates, a
                                        comprehensive loan agreement, loan and
                                        collateral documents, legal and title
                                        opinions and other documents required
                                        by the Agent's counsel, all such
                                        documents to be satisfactory in form
                                        and substance to the Banks and Agent's
                                        counsel.

                                    b.  No material adverse change in the
                                        financial condition of Borrower or
                                        Alexander prior to closing this
                                        transaction.

                                    c.  Satisfactory review of title
                                        information covering all of the oil and
                                        gas properties to be mortgaged to
                                        Banks.  Any curative matters relating
                                        to such title review shall be resolved
                                        within one hundred twenty (120) days of
                                        notification from Agent or its counsel.

                                    d.  Completion by the Banks of an updated
                                        engineering review on Borrower's and
                                        Alexander's 1996 drilling programs.

                                    e.  Satisfactory review of a budget setting
                                        forth all material sources and uses for
                                        the next twelve (12) month period of
                                        the combined and consolidated Borrower
                                        and Alexander entity.

                                    f.  Satisfactory review of a Phase I
                                        Environmental Study performed on the
                                        assets of Alexander.

                                    g.  Satisfactory review of the definitive
                                        merger agreement between Alexander and
                                        Borrower and satisfactory evidence of
                                        the
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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 12



                                        closing of the merger with Alexander
                                        with the general structure represented
                                        in such definitive merger agreement.

                                    h.  Prior to the completion of the merger,
                                        the Banks shall have completed a
                                        satisfactory review of the Borrower's
                                        and Alexander's merger plan which shall
                                        have addressed issues for the merged
                                        entity such as operational structure
                                        and shall contain a 12 month budget
                                        setting forth all revenues, expenses
                                        and capital expenditures.

                                    i.  Borrower shall have raised equity or
                                        quasi-entity in an amount of
                                        $12,500,000, in a form acceptable to
                                        Banks.

10. Representations and             Usual and customary representations and
    Warrants:                       warranties for transactions of this nature.

11. Fees and Expenses:              All reasonable fees and expenses incurred
                                    by the Banks in the preparation of this
                                    commitment, any loan documents, regardless of whether the proposed transaction closes, and for closing of the Reducing Revolver and the Term Loan will be paid by Borrower, including but not limited to attorneys fees and other expenses of counsel to the Banks.

    This commitment letter is not intended as a complete description of all of the terms and conditions which the Banks will expect in connection with the loan transactions described above, but it will serve as an outline of the more significant terms and conditions and provide a basis upon which to prepare appropriate documentation. The closing of the loan shall be, and is hereby expressly made, subject to the approval of all documentation, including, without limitation, Borrower's counsel's legal opinions, by counsel to the Agent.
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Mr. Miles Bender
National Energy Group, Inc.
May 29, 1996
Page 13


    THIS COMMITMENT LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE PERFORMED IN DALLAS COUNTY, TEXAS.

    This commitment letter, and the obligations and agreements hereof, shall expire on May 31, 1996 if the Banks have not received an executed copy of this letter together with a check for the $100,000 Facility Fee deposit payable to Agent for the ratable benefit of the Banks. If the transactions contemplated by this Commitment Letter do not close on or before August 31, 1996, the commitment of the Banks contained herein shall expire and be of no further force and effect.

    If you have any questions with respect to the foregoing, please do not hesitate to call.

                                        Very truly yours,

TOTAL COMMITMENT:                       BANKS:

$32,500,000                             BANK ONE, TEXAS, N.A.


                                        By:  /s/ Wm. Mark Cranmer
                                           ------------------------------------
                                                 Wm. Mark Cranmer
                                                 Vice President

TOTAL COMMITMENT:                       CREDIT LYONNAIS NEW YORK BRANCH

$32,500,000
                                        By:   /s/ Pascal Pougalia
                                           ------------------------------------
                                        Name:  Pascal Pougalia
                                             ----------------------------------
                                        Title:  Senior Vice President
                                              ---------------------------------

Accepted this  day
of _____________, 1996.

NATIONAL ENERGY GROUP, INC.


By: /s/ Miles Bender
    -----------------------
    Miles Bender,
    President